Operational Update
January 2016







Disclosure

This presentation contains statements about future events and expectations that can be characterized as forward-looking statements, including, in particular, statements about the Company's plans, strategies and prospects. The use of the words "anticipate," "estimate," "expect," "may," "project," "believe" and similar expressions are intended to identify forward looking statements. Although the Company believes that the plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties, and the Company cannot assure you that those expectations will prove to have been correct. Actual results could differ materially from those anticipated in these forward-looking statements as a result of the factors described in this presentation. Many of these factors are beyond the Company's ability to control or predict. The Company cannot assure you that its future results will meet its expectations and investors are cautioned not to place undue reliance on any forward-looking statement made by the Company or its authorized representatives. All subsequent written and oral forward-looking statements attributable to the Company and persons acting on its behalf are qualified in their entirety by the cautionary statements contained in this paragraph and elsewhere in this presentation. The Company does not have any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained in this presentation or the admission document to reflect any change in the Company's expectations about the statement or any change in events, conditions or circumstances on which the statement is based.

Election Results

- October 22, 2015 election results were unexpected and forced a run-off election in November.
- Status quo candidate (Scioli) was expected to win
- Status quo candidate had campaigned on maintaining oil and gas pricing subsidies
- The Change candidate (Macri) campaigned on a free markets platform
- The Change candidate is viewed as pro-business and the best long term answer for the Argentina growth story
- These election results introduced uncertainty into the business process



2015 Argentine presidential election – Run-off
Elected president
Mauricio Marci
Percentage of votes
Candidate
(Party/alliance)
51.4%
Mauricio Macri
(Cambiemos)
48.6%
Daniel Scioli
(Front for Victory)
Voter turnout
80.9%
Candidate with most votes
By province
JUJUY
SALTA
FORMOSA
TUCUMÁN
CATAMARCA
CHACO
SANTIAGO DEL ESTERO
MISIONES
CORRIENTES
LA RIOJA
SANTA FÉ
SAN JUAN
CÓRDOBA
ENTRE RÍOS
SAN LUIS
MENDOZA
BUENOS AIRES
LA PAMPA
NEUQUÉN
RÍO NEGRO
CHUBUT
SANTA CRUZ
TIERRA DEL FUEGO

Uncertainty Created by Election Process – Market Concerns





- Will oil prices remain at $77/BBL?
- If oil prices are adjusted, how far downward
- Will YPF CEO (Gullucio) remain in that position? If not, who stays and who goes within YPF?
- What will the YPF capital expenditure and operating budget look like in 2016 under a new administration?
- Will currency controls be removed to allow the free flow of dollars in and out of Argentina?
- Will their be a devaluation of the Peso and if so by how much?

Policy Changes Already Implemented

- Appointment of perceived energy expert (former Shell executive) to the Minister of Energy position
- Reduced oil price from $77 to $67.50 for light sweet crude
- Devalued currency by 40% and removal of currency controls
- Removed taxes on agricultural exports thus increasing dollar flow into Argentina
- Removal of subsidies for end-user energy costs

Argentina To Cut Price Of Locally Produced Oil By 12%
Tuesday, January 05, 2016

REUTERS

BUENOS AIRES, Jan 5 (Reuters) – Argentina's new government has agreed to cut the price of locally produced oil by 12 percent to $67.5 per barrel, which is still higher than global crude prices, local media said on Tuesday.

Argentina sets the price that refineries pay for crude as a way of bolstering the local oil production industry.

Global benchmark Brent crude prices were down 22 cents at $37 a barrel at 1057 GMT. U.S. West Texas Intermediate (WTI) crude slipped 4 cents to $36.72 a barrel.

(Reporting by Hugh Bronstein; Editing by Greg Mahlich and Chizu Nomiyama)

Argentina Seeks to End Dispute With Creditors

“"We are ready to bring the matter to a close and negotiate a solution, I hope we can rapidly leave this issue behind because it limits our ability to grow.“ – **Mauricio Macri (January 12, 2016)**



Mr. Macri is also scheduled to attend the World Economic Forum in Davos in late January; 1st attendance for Argentina in 12 years

ecostim

Review of Past Business and New Contract Opportunities

- Contracts in place with Medanito and Oil Stone but low activity due to capital constraints
- Most 2015 YPF work executed on protocol basis – no contract
- Much of the work with YPF in two areas where customers prefer our service capability – willing to work on protocol basis
- Several other districts have indicated desire to work with ESES but not willing to take protocol risk
- No contract means jumping around geographically, low activity and longer time to get payments processed and paid
- ESES was recently awarded one of 6 YPF contracts for Coiled tubing services; prior to this YPF had 15 of such contracts
- ESES has also been promised a similar contract for Well Stimulation Services but it has not yet been negotiated or signed.

New Customer Opportunities Currently Being Discussed to Deploy New Capacity

Customer Name	Timing of start	Type of Work	Volume of Work
YPF – new districts	Q2 - 2016	Well Stim & CT	High
Madalena Resources	Q2 - 2016	Well Stim	Medium
Medanito	Q1 - 2016	Well Stim & CT	Low
Techpetrol	Q2 - 2016	Well Stim & CT	Medium
Petrobras	Q2 - 2016	Well Stim	High
ExxonMobil	Q3 - 2016	Well Stim & CT	High
Pan American	Q1 - 2016	CT	Low
PlusPetrol	Q1 - 2016	CT	Low
YPF	Q1 – 2016	Field Management	Medium

2016 Argentina Shale Developments

- Audrey McClendon's American Energy Partners signed an agreement with YPF for $500M over next 3 years – **Financial Times**
- Petronas to drill 900 wells in Argentina; 35 horizontal wells in 2016 - **Upstream**
- Dow Chemical to participate in 130 wells in Argentina; 30 horizontal wells in 2016 – **Wall Street Journal**
- Exxon to drill five horizontal wells in 2016 - **Platts**

"We intend to bring US-style shale drilling and operating expertise, completion techniques and cost structure to Vaca Muerta." **Audrey McClendon (January 14, 2016)**

"We're working closely with YPF and we've delineated - we know where the sweet spots are down there. Now we're starting a horizontal drilling program and we expect to get better." **John Watson, Chevron CEO (December 15, 2015)**

Equipment Deliveries, Timing and Importation Process

Description	Number of Units	Expected Delivery Date	Supplier
2500 HHP Frac Pumps	3	Delivered	QM Equipment
2500 HHP Frac Pumps	2	Q1 2016	QM Equipment
48ft Data Van & Laboratory	1	Q1 2016	S&S
Hydration Unit w/ dry add unit	1	Q1 2016	S&S
High Capacity Blender	1	Q1 2016	S&S
High Pressure Manifold Trailer (Missile)	1	Q4 2015	Forum
4500 HHP TPU Frac Pumps	2	Q1 2016	Gordon Bro.
48ft Data Van & Laboratory	1	Q1 2016	S&S
4500 HHP TPU Frac Pumps	4	Q2 2016	Gordon Bro.
2500 HHP Frac Pumps	2	Q3 2016	QM Equipment
Sand Equipment		Q2 & Q3 2016	QM Equipment

Advantages of Turbine Powered Pumping Units

- **Only pumping unit in the world capable of:**
  - **running on 100% natural gas**
  - **running on multiple fuel sources including natural gas, CNG, LNG and Diesel**
  - **delivering emissions 65% below EPA Tier 4 requirements**
  - **delivering 4500 HHP from a single trailer**
  - **delivering 4500 HHP from a set of engines weighing less than 2500 pounds**



ecostim

Upgrades and Modifications Made To Address Certain Inefficiencies Observed During Previous Operations

Description of previous operational inefficiency or area of concern	Modification or alteration under way	Status of modification or alteration
Restricted air flow to turbine engines	Filtration system opened up to provide better air flow. Better filter design with automated monitoring system to replace filters on timely and as needed basis.	In process
Improper seals on transfer gear boxes causing higher maintenance cost	Improved seals and automated maintenance software developed to routinely change gear oil to avoid dust accumulation.	In process
Previous system control software prevented pressure testing and graduated control changes on the fly	New control system designed to allow pressure testing and graduated control of pump speed.	New system designed and currently undergoing full testing
Turbine engine issues and condition needed full evaluation and return to standard	All engines thoroughly reviewed and upgraded to "new" condition, including replacement of worn components	In process
Pumps and fluid ends issues and condition needed full evaluation and return to standard	All pumps and fluid ends inspected and replaced to "new" condition as necessary	Now completed for all six trailers

Baker Hughes Rig Count For Argentina Through December Shows Decline In Activity In Late 2015



ARGENTINA RIG COUNT
120
110
100
90
80
14-Mar
14-Jun
14-Sep
14-Dec
15-Mar
15-Jun
15-Sep
15-Dec

Uncertainty Around Oil Price Caused A Slow Down In Q4 As Illustrated In This article Dated December 4, 2015

ElInversor
Online.com

Síguenos en @inversor_online

Crisis del petróleo

YPF deja en stand by un 10% de sus equipos torre en el marco de un plan vacacional



Por Nicolas Gandini | El Inversor Online

A cuatro semanas de que expire el compromiso del Gobierno de mantener el precio interno del petróleo hasta un 80% más caro que la cotización internacional, las petroleras han empezado a tomar medidas preventivas para adaptarse a un escenario internacional por demás complicado. [Leer más]

www.elinversoronline.com

YPF put on standby 10% of their drilling rigs as part of a vacation plan

Nicolas Gandini

Four weeks following the expiration of the government's commitment to maintain domestic oil prices that are 80% more expensive than international prices, the oil companies have begun to take proactive steps in case the new administration reduces oil prices to the international price level. YPF, the largest operator in Argentina yesterday started to follow in the footsteps of Pan American Energy (PAE), the second-largest operator, when starting a vacation plan that will involve the layoff of 10% of its drilling rigs.

The company headed by Miguel Galuccio employs 175 drilling rigs including drilling, pulling and workover rigs. The initiative provides for leave with more than 15 teams of personnel on standby: that is, available to the company but without work, as confirmed to The Investor Online sources close to Guillermo Pereyra, leader of the oil workers union of Neuquén, who yesterday met Jesus Great, vice president of YPF Upstream and Rocchio Domingo, director of Labor Relations, responsible for explaining the scope of activity of cutting oil drilling.

In practice, YPF will lay down four teams in Chubut until mid-January; two drilling rigs and two workover rigs; Neuquén will have nine (five drilling rigs and four workover rigs; and the rest in the other provinces where YPF operates. It is estimated that the extent of the temporary shut down will affect a total of between 800 and 1,000 field workers of the company.

The magnitude of the slowdown in the oil industry will depend, ultimately on the price of oil and gas authorized by the government (i.e. Mauricio Macri in early January 2016). In that sense, Juan Jose Aranguren, who will head the Ministry of Energy and Mining, is working on a number of possible scenarios to convene the beginning of his administration to oil governors, union and producers to settle the issue.

Labor Unions Upset With Idled Rigs. This Started In November In Some Regions But Activity Set To Resume Mid-January

ElInversor Online.com

Seguinos en @inversor_online

Tras la masiva marcha

Ávila: "Los 46 equipos parados tienen que volver a la actividad el 10 de enero"



| El Inversor Online

La masiva movilización que el Sindicato de Petróleo y Gas Privado de Chubut organizó en Comodoro Rivadavia tuvo ecos en la política interna de esa provincia y reflexiones de parte del titular de ese gremio, Jorge Ávila. (Leer más)

www.elinversoronline.com

Avila: "The 46 teams unemployed have to return to activity on January 10"

By Editorial Team | The Online Investor

The massive strike that the Union of Private Oil and Gas organized in Comodoro Rivadavia Chubut conducted echoes the internal politics of that province and reflections of the leader of that union, Jorge Avila.

The Chubut leader explained, while pointing to the national government and the operators in the region that, "In October a notice was given to the representatives of different sectors to explain the reality of the region." The same communication was also presented yesterday to the provincial bishop, explaining that in the San Jorge Basin there are 46 inactive drilling rigs, 40 of which correspond to Pan American Energy, the Bulgheroni family company.

The tension between the union and the oil service companies increased in November when the dismissal of 100 workers was decided. Chubut, it should be remembered, is the main oil producing province and, at the same time, exports 30% of oil called Escalante which Christina Kirchner late last year set a domestic price of US $ 63 barrel, when oil traded internationally between US $ 35 and US $ 40.

After yesterday's protest, Avila said that "we need to have guarantees that on January 10, the 46 teams who are unemployed, will begin returning to activity. In Comodoro Rivadavia, those teams have 3000 unemployed workers and with this holiday program, the whole family is worried. "

In his speech, the leader also said that "we will continue to uphold the dignity of the oil unions and return calm and peace" and said that since the union "will defend the State owned YPF as we shall defend the jobs of all" . It also highlighted the Chubut governor Mario Das Neves congratulated everyone because the march was conducted peacefully.

2016 Outlook And Preliminary Q4 2015 Results

- Given uncertainty & visibility limitations we believe it is impractical at this time to provide forward guidance for 2016 with a high degree of confidence
- Q4 activity levels were about half of normal levels for ESES and its competitors
- We expect Q1 activity to include a slow January but activity levels are picking up as we enter the second half of the month.
- 2H 2016 looks promising
- Management focus is on equipment delivery, new customer contracts and new customer jobs